UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2005

LARGE SCALE BIOLOGY CORPORATION
 (Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
(Address of principal executive offices and zip code)

(707) 446-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 24, 2005, the Large Scale Biology Corporation (the “Company”) received $500,000 of funding under a $1,500,000 short-term secured loan agreement (the “Loan”) with Agility Capital, LLC (“Agility”).  In addition, the Company issued to Agility a ten-year warrant (the “Warrant”), entitling Agility to purchase up to 750,000 shares of the Company’s common stock.

The Loan and the Warrant were sold to Agility, an “accredited investor” (as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Act”)), for a purchase price initially of $500,000, up to $1,500,000 contingent upon certain events.

The following describes certain of the material terms of the transaction with Agility.  The description below is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K:

Loan Amount.  The Company may request up to four (4) advances.  The initial advance of  $500,000 was received on October 24, 2005.  The second advance of up to $150,000 is available after Agility inspects and approves of the Company’s Owensboro, Kentucky facility.  The third advance of up to $350,000 is available upon the opening of escrow for the sale (including sale and lease back) of certain assets of the Company or upon signing a term sheet for an agreement covering the licensing of certain of the Company’s technology. The fourth advance of up to $500,000 is available upon certain events involving the sale of certain assets.

Loan Maturity Date.  Absent earlier prepayment by the Company, all amounts outstanding are due and payable on December 31, 2005.  The maturity date shall be extended to March 31, 2006 if an escrow has been opened for the sale of certain assets of the Company and Agility has approved the terms of such sale, provided that mandatory principal reduction payments of at least $100,000 or 15% of the outstanding obligations are made on each of January 1, February 1 and March 1, with the remaining outstanding balance being due and payable on March 31, 2006.

Payment of Interest and Interest Rate. Interest on the Loan is payable monthly on the first day of each month during the term of the Loan, commencing November 1, 2005.  Interest will accrue on the unpaid principal and other monthly obligations on the loan at a rate equal to Twelve Percent (12.0%) per annum.

Security for Loan.  The Loan is secured by all of the Company’s personal property, including: all accounts, cash, patents, copyrights, trademarks, goodwill, general intangibles, chattel paper, documents, letters of credit, instruments, deposit accounts, investment property, inventory, fixtures and equipment.  If an event of default occurs under the Loan, Agility has the right to accelerate all payments under the Loan, and, in addition to any other remedies available to Agility, to foreclose upon the assets securing the Loan.  In addition, upon the occurrence of an uncured event of default, the Company would incur certain monetary fees to Agility and the number of shares issuable under the Warrant would increase for so long as any amount remains outstanding under the Loan.  Agility is entitled to an exit fee of at least $450,000 upon certain triggering events including an uncured event of default.

Warrant Terms. The Warrant gives Agility the right to purchase shares of the Company’s common stock numbering 500,000 on October 24, 2005, 50,000 additional shares on the date of the second advance, 75,000 additional shares on the date of the third advance, and 125,000 additional shares on the date of the fourth advance under the Loan.  The Warrant expires on December 31, 2015.  The number of shares issued under this Warrant may increase by an amount in excess of 1% of Company’s outstanding fully diluted stock upon an event of default under the Loan or failure to register the shares of common stock to be issued under the Warrant.  The exercise price is the lower of the average closing price for a share of the Company’s common stock for the thirty (30) trading day period ending on the date immediately prior to the exercise date and $0.68.  The Warrant contains a net exercise election allowing the holder of the Warrant to exercise the Warrant without cash consideration by reducing the number of shares received upon exercise.  The Warrant contains a price adjustment if the Company sells, issues or grants additional shares of its common stock or common stock equivalents at a price per share less than the exercise price.  In the event of a price adjustment, the number of shares exercisable under the warrant would increase.

Registration Rights.  The Company agrees to register the shares of common stock to be issued under the Warrant by filing a Form S-3 registration statement on or prior to December 15, 2005 and shall cause the Form S-3 to be declared effective on or prior to February 1, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for a description of the terms of the sale of the Loan to Agility.

Item 3.02. Unregistered Sales of Equity Securities

Please see Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for a description of the terms of the issuance of the Warrant and its associated exercisability features. The Warrant is issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that its issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and Agility is an “accredited investor,” as defined in the Act.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

	Exhibit Number	Exhibit Title or Description

	4.1	Warrant to Purchase Common Stock, dated as of October 20, 2005, issued by Large Scale Biology Corporation in favor of Agility Capital, LLC.
	10.1	Loan Agreement, dated as of October 20, 2005, executed by Large Scale Biology Corporation and Agility Capital, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Large Scale Biology Corporation

Date: October 28, 2005	By:	/s/ MICHAEL D. CENTRON

Michael D. Centron
Vice President, Finance and Administration

Exhibit Index

Exhibit Number	Exhibit Title or Description

4.1	Warrant to Purchase Common Stock, dated as of October 20, 2005, issued by Large Scale Biology Corporation in favor of Agility Capital, LLC.
10.1	Loan Agreement, dated as of October 20, 2005, executed by Large Scale Biology Corporation and Agility Capital, LLC.